UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2014, Congressman Anthony L. Coelho was elected to the Company’s Board of Directors to fill a vacancy on the Board as a result of the resignation of Sean Bradley which was also effective June 11, 2014.

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services from 1990 to 1995. From 1995 to 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation.

Mr. Coelho has served on a number of corporate boards. In the last five years he has served on the boards of CepTor Corporation, Cyberonics, Inc., Stem Cell Innovation, Inc., Universal Access Global Holdings, Inc, and since 1991, he has been a member of the board of Service Corporation International, a publicly traded company, and since 2001, he has been a member of the board of Warren Resources, Inc., a publicly traded company. Mr. Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964.

The Company’s Board of Directors believes that Mr. Coelho should serve as a director of the Company because of his political acumen and contacts as well as his executive, financial and business experience as described above.

In connection with his election, Mr. Coelho has been granted five-year options to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.35 per share, with options to purchase 50,000 shares vesting immediately and 50,000 vesting every ninety-day period thereafter.

Item 8.01                                           Other Events

On June 11, 2014, the Company issued a press release with respect to the election of Anthony L. Coelho as a director of the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release announcing the election of Anthony L. Coelho to the Board of Directors of AudioEye, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014	AUDIOEYE, INC.

	By:	/s/ Nathaniel T. Bradley
Nathaniel T. Bradley, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing the election of Anthony L. Coelho to the Board of Directors of AudioEye, Inc.